Exhibit 10.1

Amendment No. 2 to the

Cue Biopharma, Inc. 2016 Omnibus Equity Incentive Plan

This Amendment No. 2 (“Amendment”) of the 2016 Omnibus Equity Incentive Plan, as amended (the “Existing Plan”; as amended hereby, the “Plan”), of Cue Biopharma, Inc., a Delaware corporation (the “Company”), is made and adopted by the Company.

NOW, THEREFORE, the Existing Plan is hereby amended as follows:

1. Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.

2. Amendment of Section 4.3.4 of Existing Plan. Section 4.3.4 of the Existing Plan is hereby deleted in its entirety and replaced with the following:

“4.3.4. Limits on Awards to Non-Employee Directors

The maximum value of Awards granted during any calendar year to any Non-Employee Director for service as a director, taken together with any cash fees paid to such Non-Employee Director for service as a director during the calendar year and the value of awards granted to the Non-Employee Director for service as a director under any other equity compensation plan of the Company or an Affiliate during the calendar year, shall not exceed $250,000 (calculating the value of any Awards or other equity compensation plan awards for service as a director based on the initial grant date fair value for financial reporting purposes (and not taking into account any incremental fair value as a result of any repricing, modification or other amendment of an award)); provided, however, that Awards granted to a Non-Employee Director upon his or her initial election to the Board or the board of directors of an Affiliate shall not be counted towards the limit under this Section 4.3.4 related to the maximum value of Awards granted for service as a director.”

3. Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

Effective this 7th day of June 2023.